Exhibit 99.1

AmeriPath, Inc. Press Release

FOR IMMEDIATE RELEASE

Contact:

David L. Redmond

Executive Vice President & CFO

AmeriPath, Inc.

561-712-6226

dredmond@ameripath.com

AMERIPATH, INC. ANNOUNCES DONALD STEEN AS NEW CHIEF EXECUTIVE OFFICER

Riviera Beach, FL, July 1, 2004 – AmeriPath, Inc., a leading national provider of cancer diagnostics, genomics, and related information services, today announced that Donald E. Steen has been appointed Chief Executive Officer of AmeriPath, in addition to his current role as the Chairman of the Board of Directors, which he assumed on March 22, 2004.

Mr. Steen is the Chairman of United Surgical Partners, Inc., a company which he founded in February 1998 and in which he served as Chief Executive Officer from its founding until March 2004. Mr. Steen also founded Medical Care International, Inc., a pioneer in the surgery center business, in 1982. Mr. Steen is a member of the board of directors of Horizon Health Corporation and Kinetic Concepts, Inc.

Mr. Steen added, “I am excited about the opportunity to serve as the Chief Executive Officer of AmeriPath and to leverage my experience in working with the excellent management team and the high-quality physicians within AmeriPath to provide the best patient care possible at reasonable costs.”

AmeriPath is a leading national provider of cancer diagnostics, genomics, and related information services. The Company’s extensive diagnostics infrastructure includes the Center for Advanced Diagnostics (CAD), a division of AmeriPath. CAD provides specialized diagnostic testing and information services including Fluorescence In-Situ Hybridization (FISH), Flow Cytometry, DNA Analysis, Polymerase Chain Reaction (PCR), Molecular Genetics, Cytogenetics and HPV Typing. Additionally, AmeriPath provides clinical trial and research development support to firms involved in developing new cancer and genomic diagnostics and therapeutics.

The statements contained in this press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements - which are sometimes identified by words such as “may”, “should”, “believe”, “expect”, “anticipate”, “estimate” and similar expressions and which include any financial or operating estimates, forecasts or projections - are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These risks and uncertainties could cause actual results to differ materially from results anticipated by forward-looking statements. These risks and uncertainties include: the extent of success of the Company’s operating initiatives and growth strategies; ability to manage growth; access to capital on satisfactory terms; general economic conditions; terrorism or an escalation of hostilities or war; competition and changes in competitive factors; federal and state healthcare regulation (and compliance); reimbursement rates under government and third party healthcare programs and the payments received under such programs; changes in coding; changes in technology; dependence upon pathologists and customer contracts; the ability to attract, motivate, and retain pathologists; labor, technology and insurance costs; marketing and promotional efforts; the availability of pathology practices in appropriate locations that the Company is able to acquire on suitable terms or develop; and the successful completion and integration of acquisitions (and achievement of planned or expected synergies). The forward-looking statements in this press release are made as of the date hereof based on management’s current beliefs and expectations, and the Company undertakes no obligation to update or revise any such statements. Further information regarding risks, uncertainties and other factors that could affect the Company’s financial or operating results or that could cause actual results to differ materially from those expected, estimated or anticipated are included in the Company’s annual, quarterly, and other reports and filings with the SEC.

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Editor’s Note: This release is also available at http://www.ameripath.com